Exhibit 99.1

AMENDMENT NUMBER ELEVEN (# 12) TO ISOPRENE SALES CONTRACT

This Amendment (“Amendment”) Number Twelve (# 12) is entered into and effective this 11th day of December 2009, by and between Shell Chemical LP (“Seller”) and Kraton Polymers U.S. LLC, f/k/a Shell Elastomers LLC (“Buyer”). Seller and Buyer may be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Sales Contract dated September 11, 1999, as amended, (“Contract”) pursuant to which Seller sells isoprene to Buyer; and

WHEREAS, Seller and Buyer desire to amend the Contract as provided herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Article 3, PERIOD, of the Contract shall be amended and restated in its entirety to read as follows:

“PERIOD. The period of this Sales Contract will begin on July 1, 1999 and end on December 31, 2009, but will continue thereafter, subject to termination effective on such ending date, or at any subsequent time, by either Party giving the other at least nine (9) calendar days prior written notice at any time for any reason, provided that such termination will not take effect before December 31, 2009.”

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

SHELL CHEMICAL LP		KRATON POLYMERS U.S. LLC

By:	/s/ Victor Hamilton	By:	/s/ Thomas O’Neill
Title:	/s/ GM C4/C5 Olefins	Title:	/s/ Global Procurement Director

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